UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2016 (June 8, 2016)

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-33139	20-3530539
DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
8501 Williams Road
Estero, Florida 33928
(Address of principal executive offices, including zip code)

(239) 301-7000
(239) 301-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
On June 8, 2016, The Hertz Corporation (“Hertz”), a wholly-owned subsidiary of Hertz Global Holdings, Inc. (the “Company”), provided notice (the “Notice of Conditional Full Redemption”) to Wells Fargo Bank, National Association, as trustee (the “Trustee”), of its intent to redeem all of its outstanding 7.50% Senior Notes due 2018 (the “Notes”), pursuant to the Indenture, dated as of September 30, 2010, as supplemented (the “Indenture”), among Hertz, the guarantors from time to time party thereto, and the Trustee. The redemption of the Notes is subject to the satisfaction of specified conditions precedent set forth in the Notice of Conditional Full Redemption, including the consummation of the Company’s previously announced separation of the Company’s car rental and equipment rental businesses. The Notice of Conditional Full Redemption will be sent by the Trustee to the registered holders of the Notes in accordance with the requirements of the Indenture.
The anticipated redemption date is July 8, 2016 or, if the conditions precedent are not satisfied on or prior to July 8, 2016, such later date (but not later than August 7, 2016) as such conditions precedent are so satisfied (such date of such redemption, the “Redemption Date”). The redemption price will be equal to 101.875% of the principal amount of the Notes, plus accrued but unpaid interest thereon to the Redemption Date.
The above description of the Notice of Conditional Full Redemption is not complete and is qualified in its entirety by reference to Exhibit 99.1.
This report does not constitute a notice of redemption under the Indenture nor an offer to tender for, or purchase, any Notes or any other security. There can be no assurances that the conditions precedent to the redemption will be satisfied or that the redemption will occur.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
Exhibit 99.1	Notice of Conditional Full Redemption, dated June 8, 2016, for $700,000,000 aggregate principal amount of Notes

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(Registrant)

By:	/s/ Thomas C. Kennedy
Name:	Thomas C. Kennedy
Title:	Senior Executive Vice President and Chief Financial Officer
Date:  June 8, 2016